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                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER




                                      AMONG




                    THE INTERPUBLIC GROUP OF COMPANIES, INC.



                            VERITAS ACQUISITION CORP.



                                       AND



                         TRUE NORTH COMMUNICATIONS INC.



                           Dated as of March 18, 2001




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                                    ARTICLE I

                                   THE MERGER


         Section 1.1       The Merger............................................................................1

         Section 1.2       Effective Time........................................................................2

         Section 1.3       Effects of the Merger; Directors and Officers.........................................2

         Section 1.4       Charter and Bylaws; Directors and Officers............................................2

         Section 1.5       Conversion of Securities..............................................................2

         Section 1.6       Parent to Make Certificates Available.................................................3

         Section 1.7       Dividends; Transfer Taxes; Withholding................................................4

         Section 1.8       No Fractional Securities..............................................................5

         Section 1.9       Return of Exchange Fund...............................................................5

         Section 1.10      Adjustment of Exchange Ratio..........................................................5

         Section 1.11      No Further Ownership Rights in Company Common Stock...................................5

         Section 1.12      Closing of Company Transfer Books.....................................................6

         Section 1.13      Lost Certificates.....................................................................6

         Section 1.14      Further Assurances....................................................................6

         Section 1.15      Closing...............................................................................6

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Section 2.1       Organization, Standing and Power......................................................7

         Section 2.2       Capital Structure.....................................................................7

         Section 2.3       Authority.............................................................................8

         Section 2.4       Consents and Approvals; No Violation..................................................9

         Section 2.5       SEC Documents and Other Reports......................................................10

         Section 2.6       Registration Statement and Proxy Statement...........................................10

         Section 2.7       Absence of Certain Changes or Events.................................................11

         Section 2.8       Permits and Compliance...............................................................11

         Section 2.9       Actions and Proceedings..............................................................12

         Section 2.10      Opinion of Financial Advisor.........................................................12

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         Section 2.11      No Required Vote of Parent Stockholders..............................................12

         Section 2.12      Pooling of Interests; Reorganization.................................................12

         Section 2.13      Brokers..............................................................................12

         Section 2.14      Operations of Sub....................................................................13

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 3.1       Organization, Standing and Power.....................................................13

         Section 3.2       Capital Structure....................................................................13

         Section 3.3       Authority............................................................................15

         Section 3.4       Consents and Approvals; No Violation.................................................15

         Section 3.5       SEC Documents and Other Reports......................................................16

         Section 3.6       Registration Statement and Proxy Statement...........................................16

         Section 3.7       Absence of Certain Changes or Events.................................................17

         Section 3.8       Permits and Compliance...............................................................17

         Section 3.9       Tax Matters..........................................................................18

         Section 3.10      Actions and Proceedings..............................................................19

         Section 3.11      Employee Benefits....................................................................19

         Section 3.12      Labor Matters........................................................................21

         Section 3.13      Opinion of Financial Advisor.........................................................21

         Section 3.14      Required Vote of Company Stockholders................................................21

         Section 3.15      Pooling of Interests; Reorganization.................................................21

         Section 3.16      Brokers..............................................................................21

         Section 3.17      Amendment to the Rights Agreement....................................................21

         Section 3.18      Takeover Statutes....................................................................22

         Section 3.19      Accuracy of Earn-Out Schedule........................................................22

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1       Conduct of Business Pending the Merger...............................................22

         Section 4.2       No Solicitation by the Company.......................................................25

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         Section 4.3       Pooling of Interests; Reorganization.................................................27

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1       Stockholder Meeting..................................................................27

         Section 5.2       Preparation of the Registration Statement and the Proxy Statement....................28

         Section 5.3       Access to Information................................................................29

         Section 5.4       Compliance with the Securities Act...................................................29

         Section 5.5       Current NYSE Listing.................................................................30

         Section 5.6       Fees and Expenses....................................................................30

         Section 5.7       Company Stock Plans..................................................................31

         Section 5.8       Reasonable Best Efforts; Pooling of Interests........................................32

         Section 5.9       Public Announcements.................................................................33

         Section 5.10      Real Estate Transfer and Gains Tax...................................................33

         Section 5.11      State Takeover Laws..................................................................33

         Section 5.12      Indemnification; Directors and Officers Insurance....................................34

         Section 5.13      Notification of Certain Matters......................................................34

         Section 5.14      Employee Benefit Plans and Agreements................................................35

         Section 5.15      Section 16(b)........................................................................36

                                   ARTICLE VI

                           CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger...........................36

         Section 6.2       Conditions to Obligation of the Company to Effect the Merger.........................37

         Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger.....................38

                                   ARTICLE VII

                           TERMINATION, AMENDMENT AND WAIVER

         Section 7.1       Termination..........................................................................39

         Section 7.2       Effect of Termination................................................................40

         Section 7.3       Amendment............................................................................41

         Section 7.4       Waiver...............................................................................41

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1       Non-Survival of Representations and Warranties.......................................41

         Section 8.2       Notices..............................................................................41

         Section 8.3       Interpretation.......................................................................42

         Section 8.4       Counterparts.........................................................................42

         Section 8.5       Entire Agreement; No Third-Party Beneficiaries.......................................42

         Section 8.6       Governing Law........................................................................43

         Section 8.7       Assignment...........................................................................43

         Section 8.8       Severability.........................................................................43
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                             TABLE OF DEFINED TERMS

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Defined Term                                                                                Section
------------                                                                                --------
Agreement.............................................................................      Forepart
Blue Sky Laws.........................................................................      2.4
Certificate of Merger.................................................................      1.2
Certificates..........................................................................      1.6(b)
Closing...............................................................................      1.15
Code..................................................................................      Recitals
Company...............................................................................      Forepart
Company Affiliate Letter..............................................................      5.4(a)
Company Bylaws........................................................................      1.4(a)
Company Charter.......................................................................      1.4(a)
Company Common Stock..................................................................      Recitals
Company Confidentiality Agreement.....................................................      5.3(a)
Company Employees.....................................................................      5.14(a)
Company Letter........................................................................      3.2(a)
Company Multiemployer Plan............................................................      3.11 (c)
Company Permits.......................................................................      3.8(a)
Company Plan..........................................................................      3.11(c)
Company Preferred Stock...............................................................      3.2(a)
Company SEC Documents.................................................................      3.5
Company Stock Option Plans............................................................      3.2(a)
Company Stock Options.................................................................      3.2(a)
Confidentiality Agreements............................................................      5.3(b)
Constituent Corporations..............................................................      Forepart
D&O Insurance.........................................................................      5.12(b)
DGCL..................................................................................      1.1
Effective Time........................................................................      1.2
ERISA.................................................................................      3.1(a)
ERISA Affiliates......................................................................      3.11(c)
Exchange Act..........................................................................      2.4
Exchange Agent........................................................................      1.6(a)
Exchange Fund.........................................................................      1.6(a)
Exchange Ratio........................................................................      1.5(c)
GAAP..................................................................................      6.3(d)
Gains Taxes...........................................................................      5.10
Governmental Entity...................................................................      2.4
HSR Act...............................................................................      2.4
Knowledge of Parent...................................................................      2.9
Knowledge of the Company..............................................................      3.10
Liens.................................................................................      2.2(b)
Material Adverse Effect...............................................................      2.1
Merger................................................................................      Recitals
New Plans.............................................................................      5.14(a)

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NYSE..................................................................................      1.8
Old Plans.............................................................................      5.14(a)
Parent................................................................................      Forepart
Parent Affiliate Letter...............................................................      5.4(b)
Parent Annual Report..................................................................      2.2(b)
Parent Bylaws.........................................................................      2.4
Parent Charter........................................................................      2.4
Parent Common Stock...................................................................      Recitals
Parent Letter.........................................................................      2.4
Parent Permits........................................................................      2.8(a)
Parent Preferred Stock................................................................      2.2(a)
Parent SEC Documents..................................................................      2.5
Parent Stock Plans....................................................................      2.2(a)
Proxy Statement.......................................................................      2.6
Rabbi Trust...........................................................................      5.14(c)
Registration Statement................................................................      2.3
Rights................................................................................      Recitals
Rights Agreement......................................................................      Recitals
Rule 145 Affiliates...................................................................      5.4(a)
SEC...................................................................................      2.2(a)
Securities Act........................................................................      2.3
Significant Subsidiary................................................................      2.2(a)
State Takeover Approvals..............................................................      2.4
State Takeover Statutes...............................................................      3.18
Stockholder Meeting...................................................................      5.1
Sub...................................................................................      Forepart
Subsidiary............................................................................      2.1
Substitute Option.....................................................................      5.7
Superior Proposal.....................................................................      4.2(a)
Surviving Corporation.................................................................      1.1
Takeover Proposal.....................................................................      4.2(a)
Taxes.................................................................................      3.9(a)
Tax Returns...........................................................................      3.9(a)
Third Party...........................................................................      5.6(d)
Third Party Acquisition Event.........................................................      5.6(d)
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 18, 2001 (this "Agreement"), among The Interpublic Group of Companies, Inc., a Delaware corporation ("Parent"), Veritas Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and True North Communications Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.33 1/3 per share, of the Company ("Company Common Stock") together with the associated right to purchase one two-thousandth of a share of Series B Junior Participating Preferred Stock of the Company (the "Rights") under the Rights Agreement dated November 4, 1998 , as amended, between the Company and First Chicago Trust Company of New York, a division of Equiserve (the "Rights Agreement"), not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, par value $.10 per share, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have each determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

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                  Section 1.2 EFFECTIVE TIME. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

                  Section 1.3 EFFECTS OF THE MERGER; DIRECTORS AND OFFICERS. The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL.

                  Section 1.4 CHARTER AND BYLAWS; DIRECTORS AND OFFICERS.

                  (a) At the Effective Time, the Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that Article FOURTH of the Company Charter reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share." As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the By-laws of the Company, as amended (the "Company Bylaws"), as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter and the DGCL.

                  (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (c) As of the Effective Time, Parent's board of directors shall elect David A. Bell and J. Brendan Ryan as members of the board of directors of Parent, to hold such office until the earlier of resignation or removal or until their respective successors are duly elected and qualified.

                  (d) As of the Effective Time, Parent's board of directors shall elect David A. Bell to become the Vice-Chairman of Parent, to hold such office until the earlier of resignation or removal or until his successor is duly elected and qualified.

                  Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company, Parent or the holders of any securities of the Constituent
Corporations:

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                  (a) Each issued and outstanding share of common stock,
par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Company Common Stock, together with the associated Rights, that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock, together with the associated Rights, owned by Parent (other than shares, if any, in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, together with the associated Rights, (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into
1.14 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock and the associated Rights, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 1.6.

                  Section 1.6 PARENT TO MAKE CERTIFICATES AVAILABLE.

                  (a) EXCHANGE OF CERTIFICATES. Parent shall authorize
Equiserve (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) for exchange with outstanding shares of Company Common Stock, together with the associated Rights, and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis and promptly pay to Parent or its designee any interest or other income resulting therefrom. Parent shall bear the risk of any investment losses arising from such investment.

                  (b) EXCHANGE PROCEDURES. Parent shall instruct the
Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, together with the associated Rights, converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of

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the Certificates in exchange for certificates representing shares of Parent
Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of one or more Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (after taking into account all shares of Company Common Stock then held and surrendered by such holder) a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

                  Section 1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

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                  Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the last reported sale price per share of Parent Common Stock on The New
York Stock Exchange (the "NYSE") on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on the NYSE after the Effective
Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

                  Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund (including any income or proceeds thereon or any investments thereof) which remains undistributed to the former stockholders of the Company for twelve months after the Effective Time shall be delivered to Parent or its designee, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock who are entitled thereto pursuant to Sections 1.7 and 1.8 on the third anniversary of the date of the Effective Time (or such earlier date as shall be immediately before such date upon which such securities or amounts would otherwise escheat to or become property of any public official or Governmental Entity (as hereinafter defined)) shall, to the extent permitted by law, become the property of Parent, free and clear of claims or interests of any person previously entitled thereto. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash, dividends and distributions which are delivered to a public official or Governmental Entity pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                  Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be

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deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock, together with the associated Rights, represented by such Certificates.

                  Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.14 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.15 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 a.m. local time no later than the sixth business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver (if permissible) of such conditions) or at such other time and place as Parent and the Company shall agree.

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                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is, or would be, materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be, except to the extent resulting from or relating to (i) any changes or events affecting the economy of any country or the advertising industry generally (other than to the extent such changes or events adversely affect Parent or the Company, as the case may be, in a materially disproportionate manner in relation to the industry generally) or (ii) the loss of those clients that have been previously discussed by the parties; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or otherwise (through contract or other means) holds or controls 50% or more of the ordinary voting power in respect of the election or appointment of the board of directors or other governing body or (ii) of which such party or any of its Subsidiaries is a general or managing partner.

                  Section 2.2 CAPITAL STRUCTURE.

                  (a) As of the date hereof, the authorized capital stock of Parent consists of 550 million shares of Parent Common Stock and 20 million shares of preferred stock, no par value ("Parent Preferred Stock"). At the close of business on February 28, 2001, (i) 315,527,074 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights and (ii) 5,461,525 shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent. As of December 31, 2000, approximately 27,516,000 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Parent Common Stock under Parent's 1986, 1988, 1996 and 1997 Stock Option Plans (collectively, the "Parent Stock Plans"). As of the date hereof, the Parent Stock Plans are the only benefit plans of Parent or its Subsidiaries under which any securities of Parent are issuable. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Parent Common
Stock upon exercise of options issued pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common
Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, and except as disclosed in the Parent SEC Documents (as hereinafter defined), there are no options, warrants, calls, rights, puts or agreements to which Parent or any of its Significant Subsidiaries (as hereinafter defined) is a party or by which any of them is bound obligating Parent or any of its Significant Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) or convertible or exchangeable securities of Parent or any of its Significant Subsidiaries or obligating Parent or any of its Significant Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True, complete and correct copies of the Certificate of Incorporation and Bylaws of each of Parent and Sub have been delivered to the Company. For purposes of this Agreement, "Significant Subsidiary" means any Subsidiary that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                  (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each Significant Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") other than such Liens which (individually or in the aggregate) would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC (the "Parent Annual Report"), was, at the time so filed, a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 2.3 AUTHORITY. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have unanimously (i) declared the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and (ii) approved and adopted this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The issuance of Parent Common Stock in connection with the Merger and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

                  Section 2.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.4 and in Section 5.7 have been obtained and all filings and obligations described in this Section 2.4 have been made, and except as set forth in Section 2.4 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation of Parent (the "Parent Charter") or the By-laws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or By-laws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal or stock exchange (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended, (together with the rules and regulations promulgated thereunder, the "Exchange Act"),

(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in
Section 5.10, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under applicable non-U.S. laws of general applicability and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.5 SEC DOCUMENTS AND OTHER REPORTS. Parent has timely filed all required documents with the SEC since December 31, 1999 (including, without limitation, financial statements, exhibits and schedules included or incorporated by reference therein and all other documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein that, in either case, have not been and will not be material in amount). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, between December 31, 1999 and the date hereof, made any material change in the accounting practices or policies applied in the preparation of any of such financial statements.

                  Section 2.6 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein relating to the Stockholder Meeting (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.7 of the Parent Letter, since December 31, 1999 (A) Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent, (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent, (C) there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock, except for regular quarterly cash dividends to shareholders of Parent consistent with past practice and (D) there has been no Material Adverse Effect with respect to Parent.

                  Section 2.8 PERMITS AND COMPLIANCE.

                  (a) Except as disclosed in the Parent SEC Documents filed before the date hereof, each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed before the date hereof, neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  (b) Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.8 of the Parent Letter, as of the date hereof there is no contract or agreement that is or was required to be filed by Parent as a material contract pursuant to Item 601 of Regulation S-K under the Securities Act. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  Section 2.9 ACTIONS AND PROCEEDINGS. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.9 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or, as of the date hereof, materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in Section 2.9 of the Parent Letter or in the Parent SEC Documents filed prior to the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent (as hereinafter defined), threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or, as of the date hereof, materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, as such, or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent.

                  Section 2.10 OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date thereof, the Exchange Ratio is fair to Parent from a financial point of view.

                  Section 2.11 NO REQUIRED VOTE OF PARENT STOCKHOLDERS. No vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.12 POOLING OF INTERESTS; REORGANIZATION. To the Knowledge of Parent after due inquiry and consultation with PriceWaterhouseCoopers, its independent auditors, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure (or has become aware of any fact or circumstance that) would, or would be reasonably expected to, jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under applicable accounting rules and the applicable rules and regulations of the SEC or (ii) taken any action or failed to take any action which action or failure (or has become aware of any fact or circumstance that) would, or would be reasonably expected to, jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368 of the Code.

                  Section 2.13 BROKERS. No broker, investment banker or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent (as reflected in the agreement between Goldman, Sachs & Co. and Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  Section 2.14 OPERATIONS OF SUB. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 CAPITAL STRUCTURE.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 90,100,000 shares of capital stock of which 90,000,000 are shares of Company Common Stock, and 100,000 are shares of preferred stock, par value $1 per share, of the Company ("Company Preferred Stock"). At the close of business on March 15, 2001, (i) 50,413,400 shares of Company Common Stock (including associated Rights) were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 1,092 shares of Company Common Stock were held in the treasury or by Subsidiaries of the Company; (iii) 8,013,681 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock ("Company Stock Options") issued and outstanding pursuant to (A) the Company's Stock Option Plan, (B) the Company's Outside Director Stock Option Plan and (C) the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan (collectively, the "Company Stock Option Plans") (with a weighted average exercise price between $28 and $29); (iv) an additional 868,912 shares of Company Common Stock were authorized (excluding shares subject to stockholder approval) for awards, but not yet issued; and (v) no shares of Company Preferred Stock were issued or outstanding. Set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), is a list of each benefit plan of the Company or its Subsidiaries under which any securities of the

Company are issuable or reserved for issuance. All the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for shares reserved or issuable in connection with the Rights Agreement, except as set forth above, except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and except as set forth in Section 3.2 of the Company Letter, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date hereof, except (i) as set forth above, (ii) for options, warrants, calls, rights, puts and agreements that relate to securities of Subsidiaries other than Significant Subsidiaries with exercise or purchase prices that, in the aggregate, do not exceed $25 million and that are not referenced in Section 3.2 of the Company Letter and (iii) as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) or convertible or exchangeable securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True, complete and correct copies of the Company Charter and Company Bylaws have been delivered to Parent.

                  (b) Each outstanding share of capital stock (or other voting security or equity equivalent) of each Significant Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another Subsidiary of the Company, free and clear of all Liens other than such Liens which (individually or in the aggregate) are not material. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Section 3.2(b) of the Company Letter contains a true, accurate and correct statement in all material respects of Exhibit 21 if it were dated as of March 15, 2001.

                  (c) The Company and its Subsidiaries have no mandatory obligations, contingent or otherwise, to provide financing to or make any investment in (in the form of a mandatory loan, capital contribution or similar payment) any person or entity (other than wholly-owned subsidiaries) except (i) in the case of such persons and entities other than Modem Media, Inc. for obligations (A) involving no more than $15 million in the aggregate or (B) as disclosed in the Company SEC Documents (as hereinafter defined) or in Section 3.2(c) of the Company Letter and (ii) in the case of Modem Media, Inc., the guarantees referenced in Section 3.2(d) of the Company Letter.

                  (d) Section 3.2(d) of the Company Letter discloses all the agreements that the Company has with Modem Media, Inc. and all guarantees, indemnities and other forms of credit support that the Company and its Subsidiaries have undertaken in respect of liabilities and obligations incurred by Modem Media, Inc.

                  (e) Except as set forth in Section 3.2(e) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement with Modem Media, Inc. that restricts the acquisition or disposition of shares of Modem Media, Inc. other than agreements with regard to restrictions relating to compliance with applicable securities laws.

                  Section 3.3 AUTHORITY. On or prior to the date of this Agreement, the Board of Directors of the Company has by unanimous vote of those present (i) declared the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement advisable and fair to and in the best interest of the Company and its stockholders, (ii) approved and adopted this Agreement in accordance with the DGCL, (iii) resolved to recommend the approval and adoption of the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement by the Company's stockholders and (iv) directed that the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

                  Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 and in Section 5.7 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in
Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or
(iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in
Section 5.10, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under non-U.S. laws of general applicability and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has timely filed all required documents with the SEC since December 31, 1999 (including, without limitation, financial statements, exhibits and schedules included or incorporated by reference therein and all other documents incorporated by reference therein, the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Letter, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5 of the Company Letter, the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein that, in either case, have not been and will not be material in amount). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles or as set forth in Section
3.5 of the Company Letter, the Company has not, between December 31, 1999 and the date hereof, made any material change, in the accounting practices or policies applied in the preparation of any of such financial statements.

                  Section 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied in writing by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                  Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since December 31, 1999 (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company,
(C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock except for regular quarterly cash dividends to shareholders of the Company consistent with past practice, (D) there has been no Material Adverse Effect with respect to the Company and (E) since September 30, 2000 through the date hereof, the Company has conducted its business in the ordinary course in all material respects.

                  Section 3.8 PERMITS AND COMPLIANCE.

                  (a) Except as disclosed in the Company SEC Documents filed before the date hereof, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed before the date hereof, neither the Company nor any of its Subsidiaries is in violation of (A) the charter, by-laws or other organizational documents of the Company or any of its Significant Subsidiaries, (B) the charter, by-laws or other organizational documents of any Subsidiary that is not a Significant Subsidiary, (C) any applicable law, ordinance, administrative or governmental rule or regulation or (D) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (B), (C) or (D), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) Section 3.8 of the Company Letter contains, as of the date hereof, each contract or agreement that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act if the Company were filing an annual report on 10-K. The material contracts disclosed in Section 3.8 of the Company Letter are in full force and effect, as of the date hereof, except as otherwise expressly stated in the Company SEC Documents or Section 3.8 of the Company Letter. Except as set forth in Section 3.8 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement evidencing, or guarantee relating to, indebtedness for borrowed money to the extent the aggregate principal amount outstanding thereunder exceeds $10,000,000. To the knowledge of the Company, Section 3.8 of the Company Letter also sets forth all agreements and contracts of the Company or any of its Subsidiaries (i) that both
(A) are not client contracts and (B) purport to limit, curtail or restrict the ability of the Company or any of its Subsidiaries or affiliates to compete in any geographic area or line of business or (ii) that both (A) are client contracts and (B) from and after the Closing would, by their own terms, purport to restrict, in any material respect, the continuation of the current conduct of the businesses of Parent and its Subsidiaries, as described in the Parent SEC Documents filed before the date hereof. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section
3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  Section 3.9 TAX MATTERS. (a) Except as otherwise set forth in
Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have timely filed all Tax Returns (as hereinafter defined) required to have been filed with a national taxing authority, and all material Tax Returns required to have been filed with other taxing authorities, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) no material items that have been contested in writing by the relevant taxing authority in connection with any examination of the Tax Returns referred to in clause (i) are pending on the date hereof; and (v) all material deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  (b) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of
Section 355(e) of the Code, and no Subsidiary has constituted such a "distributing corporation" or "controlled corporation" unless any Subsidiary constituting such a "distributing corporation" or "controlled corporation" would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets, or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or, as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company or, as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.10 of the Company Letter.

                  Section 3.11 EMPLOYEE BENEFITS.

                  (a) Except as would not have a Material Adverse Effect on the Company, (i) each Company Plan has been administered and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, the terms of such plan and all other applicable statutes and governmental rules and regulations, (ii) with respect to each Company Plan, no governmental audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (iii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. The Company has provided or made available to Parent true and complete copies of each material Company Plan other than (i) any such material Company Plan maintained outside of the United States primarily for the benefit of employees working outside of the United States and (ii) any such material Company Plan which is an employment contract, and, with respect to any such material Company Plan which is not in written form, a summary of the material terms of such Company Plan. With respect to each Company Plan that is an employment contract which provides for annual base salary in excess of $350,000, to the specific Knowledge of the Company as of the date hereof, the Company has provided a true and complete copy thereof to Parent. The Company will use its reasonable best efforts to provide to Parent, between the date hereof and the Effective Time, a copy of each Company Plan that is an employment contract which provides for annual base salary in excess of $350,000.

                  (b) No event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company.

                  (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer
Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance, each employment contract (which, to the Knowledge of the Company, is in effect and provides for annual base salary in excess of $350,000) or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  (d) Neither the Company nor any of its Subsidiaries has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create any additional Company Plan or to amend, modify or terminate any existing Company Plan which would be reasonably expected to result in material liabilities to the Company and its Subsidiaries.

                  (e) The aggregate amount required to be contributed to the Company Executive Benefit Trust as a result of the consummation of the transactions contemplated by this Agreement, either alone or in connection with any other event, shall not exceed $55,000,000.

                  Section 3.12 LABOR MATTERS. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. Except as would not have a Material Adverse Effect on the Company,
(i) there is no material labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and (ii) to the Knowledge of the Company, no efforts or attempts to unionize or enter into a collective bargaining agreement are ongoing or threatened. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries, nor their respective businesses has committed any unfair labor practices or violated any applicable employment laws in connection with the operation of the respective businesses, and (ii) there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency, or by any employee or class of employees or governmental agency relating to a purported violation of any applicable employment laws.

                  Section 3.13 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date thereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view.

                  Section 3.14 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve and adopt the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  Section 3.15 POOLING OF INTERESTS; REORGANIZATION. To the Knowledge of the Company after due inquiry and consultation with Arthur Andersen, its independent auditors, neither the Company nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure (or has become aware of any fact or circumstance that) would, or would be reasonably expected to, jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under applicable accounting rules and the applicable rules and regulations of the SEC or (ii) taken any action or failed to take any action which action or failure (or has become aware of any fact or circumstance that) would, or would be reasonably expected to, jeopardize the qualification of the Merger as a reorganization within the meaning of
Section 368 of the Code.

                  Section 3.16 BROKERS. No broker, investment banker or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Morgan Stanley & Co. Incorporated and the Company dated February 29, 2000, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  Section 3.17 AMENDMENT TO THE RIGHTS AGREEMENT. The Board of Directors of the Company has taken all necessary action under the Rights Agreement (including any amendment thereof) so that (a) none of the execution or delivery of this Agreement, the exchange of the shares of Parent Common Stock for the shares of Company Common Stock in accordance with Article I or any other transaction contemplated hereby will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement, (ii) a Stock Acquisition Date (as defined in the Rights Agreement) to occur, (iii) Parent or the Sub to be deemed an Acquiring Person (as defined in the Rights Agreement) or (iv) a Triggering Event (as defined in the Rights Agreement) to occur upon any such event; and (b) the execution and delivery of this Agreement and the other transactions contemplated hereby will be exempt from the Rights Agreement. The Company has furnished Parent with a true and correct copy of the executed amendment to the Rights Agreement that has the effects specified in the preceding sentence.

                  Section 3.18 TAKEOVER STATUTES. The Company's Board has approved, for purposes of Section 203 of the DGCL, the Merger. The Board of Directors of the Company has adopted an omnibus resolution providing that this Agreement and the transactions contemplated hereby are exempt from the requirements of any applicable "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws or regulations of any state ("State Takeover Statutes").

                  Section 3.19 ACCURACY OF EARN-OUT SCHEDULE. Section 3.19 of the Company Letter lists, as of March 8, 2001, the Company's good faith estimate of the material payment obligations (whether contingent or otherwise) of the Company and its Subsidiaries in respect of earn-outs, deferred purchase price arrangements or similar arrangements that have arisen in connection with investments in or acquisitions of companies, businesses or business lines, based on the most recently available data after due inquiry.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 CONDUCT OF BUSINESS PENDING THE MERGER.

                  (a) Except as expressly permitted by clauses (i) through
(xvii) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall (and shall cause its Significant Subsidiaries to and shall use reasonable best efforts to cause its other Subsidiaries to) in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section
4.1 of the Company Letter, the Company shall not (and (1) in the case of clauses
(iii), (iv), (v), (vi), (viii), (ix) and (xvi), shall cause its Subsidiaries not to and (2) in the case of clauses (i), (ii), (vii), (x)-(xv) and (xvii), shall cause its Significant Subsidiaries not to and shall use reasonable best efforts to cause its other Subsidiaries not to) without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such other than dividends and distributions by any Subsidiary to its parent and regular quarterly cash dividends to shareholders of the Company consistent with past practice, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance or delivery of shares of Company Common Stock including the associated Rights upon the exercise of existing Company Stock Options in accordance with their terms as currently in effect, (B) the issuance or delivery of options exercisable for Company Common Stock under Company Stock Option Plans in the ordinary course of business consistent with past practice and in an amount not to exceed options to purchase 180,000 shares of Company Common Stock in the aggregate (whether or not subject to subsequent approval of Parent's stockholders); provided that no grants may be made to any officers, directors or key employees whose annual base salary exceeds $350,000;
         (C) the issuance or delivery of restricted stock in the ordinary course of business consistent with past practice and in an amount not to exceed 15,500 shares, in the aggregate; (D) the issuance or delivery of shares of Company Common Stock (including the associated Rights) pursuant to the Company's Nonemployee Directors Deferred Stock Compensation Program or 401(k) retirement program, in each case in the ordinary course, and in amounts not to exceed 20,000 shares and 160,000 shares, respectively, in the aggregate, provided, that, at the request of Parent and subject to the agreement of the Company and further subject to the requirements of applicable law or existing contractual restrictions, in lieu of the delivery of shares pursuant to either such plan, cash shall be delivered and may be used to purchase such shares in the market; and (E) subject to Section 3.17 which shall remain accurate, issuances pursuant to the Rights Agreement;

                  (iii) amend its charter or by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (except for any acquisition or series of related acquisitions that does not involve more than $3 million in the aggregate and that, when aggregated with all other acquisitions by the Company and its Subsidiaries between the date hereof and the Effective Time, does not involve in excess of $15 million) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                  (v) sell, lease (as lessor), license, mortgage, encumber or otherwise dispose of material properties or assets, other than in connection with sales of inventory in the ordinary course of business;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness or guarantees in the ordinary course of business, (B) loans, advances, capital contributions and other investments between the Company and any Subsidiary or between Subsidiaries and
         (C)immaterial advances to employees in the ordinary course of business;

                  (vii) enter into, adopt or amend in any material respect any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive, welfare or severance plan, agreement or arrangement, Company Plan or employment or consulting agreement, except as required by applicable law and except in the ordinary course of business;

                  (viii) increase the compensation payable or to become payable to employees other than in the ordinary course of business consistent with past practice and other than as described in Section 4.1 of the Company Letter;

                  (ix) enter into any material contract (as used in item 601(b)(10) of Regulation S-K) or amend in any material respect any material contract (as used in item 601(b)(10) of Regulation S-K;

                  (x) make capital expenditures in excess of $25 million, in the aggregate;

                  (xi) change, in any material respect, any accounting practices or methodologies or revalue, in any material respect, any of its assets other than in the ordinary course consistent with past practices or as required by generally accepted accounting principles;

                  (xii) make or revoke any material Tax election or settle or compromise any material Tax liability or change (or make a request to any Taxing authority to change) any material aspect of its method of accounting for Tax purposes;

                  (xiii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's consolidated balance sheet as of September 30, 2000 (or the notes thereto) as included in the Company SEC Documents (or off-balance sheet liabilities incurred as of such date in the ordinary course of business consistent with past practice), or incurred subsequent to such date in the ordinary course of business consistent with past practice;

                  (xiv) refrain from enforcing any confidentiality, standstill or similar agreement, in each case relating to any Takeover Proposal to which the Company is a party;

                  (xv) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (xvi) enter into any agreement that purports to limit or otherwise restricts (by its own terms) in any material respect, after the Effective Time, Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) from engaging or competing in any line of business or in any geographic area; or

                  (xvii) authorize, take, or agree to take, any of the actions described in clauses (i) through (xvi) above or any action which would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI hereof not being satisfied;

provided that, to the extent any action is specifically permitted under this
Section 4.1(a), nothing set forth in clauses (i) through (xvii) above shall be construed to limit any such action.

                  (b) Except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Parent Letter, Parent shall not, and shall not permit any of its Significant Subsidiaries to, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than dividends and distributions by any Subsidiary to its parent and regular quarterly cash dividends to shareholders of Parent consistent with past practice;

                  (ii)     liquidate or dissolve Parent;

                  (iii) amend the charter or by-laws of Parent in any manner that would be adverse to holders of Parent Common Stock or the holders of Company Common Stock; or

                  (iv) take, propose to take, or agree in writing or otherwise to take, any of the actions described in clauses (i) through (iii) above or any action which would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI hereof not being satisfied.

                  Section 4.2 NO SOLICITATION BY THE COMPANY.

                  (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it authorize or knowingly allow any of its Subsidiaries to, nor shall it authorize or knowingly allow any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to,
(i) solicit, initiate or purposefully encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any binding or non-binding agreement with respect to any Takeover Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to this Section 4.2(a)), (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (iv) amend or grant any waiver or release under any confidentiality, standstill or similar agreement, in each case relating to a Takeover Proposal or (v) except as expressly contemplated by this Agreement with respect to the Merger, amend or grant any waiver or release or approve any transaction or redeem any rights under the Rights Agreement; PROVIDED, HOWEVER, that, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rules 14d-9 and 14e-2 under the Exchange Act or publicly disclosing the existence of a Takeover Proposal involving the Company to the extent required by applicable law or (ii) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Takeover Proposal by such person or entity, if (x) the failure to take such action would, in the good faith judgment of the Board of Directors of the Company, taking into consideration the advice of independent legal counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, (y) (1) such Takeover Proposal is not subject to any financing contingencies or complete copies of executed, bona fide customary commitments from reputable financial institutions for all necessary financing shall have been furnished to the Company and (2) the Board of Directors of the Company has determined in good faith that (A) such Takeover Proposal, if accepted, would be reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and (B) after consultation with and considering the advice of independent financial advisors of national standing and after taking into account the strategic benefits to be derived from the Merger and the long term prospects of Parent and its Subsidiaries and after consideration of other matters it deems relevant, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (a Takeover
Proposal satisfying such criteria being a "Superior Proposal"), and (z) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreements (as defined below) and provides at least two full business days' advance notice to Parent to the effect that it is proposing to take such action, together with the information required to be provided pursuant to Section 4.2(b). For purposes of this Agreement, "Takeover
Proposal" means any offer or proposal by any third party (or binding or non-binding agreement by any third party with the Company with respect to, or any public announcement or SEC filing by any third party that indicates an intention to make, such an offer or proposal) (a) for a merger, consolidation, share exchange, recapitalization or other business combination involving the Company or any of its Significant Subsidiaries or (b) to acquire in any manner (including by disposition or transfer), directly or indirectly, a 15% or greater equity interest in, 15% or more of the voting securities or capital stock of, or 15% or more of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) With respect to any Takeover Proposal as to which the Company proposes to take any action permitted by clause (ii) of the proviso in
Section 4.2(a) above, the Company shall notify Parent of such Takeover Proposal as promptly as practicable (but in no case later than 48 hours) after the Company's decision to take such action, and shall provide Parent with the material terms of such Takeover Proposal and the identity of the person making it and all information provided by the Company to such person in accordance with Section 4.2(a) to the extent not previously delivered to Parent, and shall thereafter convey to Parent, as promptly as practicable
(but in no case later than 48 hours) after the Company becomes aware thereof, all material changes to such terms and all additional information provided by the Company to such person to the extent not previously delivered to Parent. Subject to Section 4.2(a), immediately after the execution and delivery of this Agreement, the Company will, and will direct its Subsidiaries to, and will direct its and their respective officers, directors, employees, financial advisors, attorneys, other advisors and representatives to, cease and terminate all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal.

                  Section 4.3 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under accounting rules and the applicable SEC rules and regulations or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take, or cause to be taken, all actions reasonably necessary in order for the Merger to be treated as a pooling of interests for accounting purposes.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1 STOCKHOLDER MEETING. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval and adoption of the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, shall use all reasonable efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent such recommendation (or announce publicly its intention to do so), except if the Company has complied with Section 4.2, an unsolicited bona fide written Superior Proposal is then-outstanding, the Company provides at least two full business days' advance notice to Parent to the effect that it is proposing to take such action, together with the information required to be provided pursuant to Section 4.2(b), if applicable, and in the good faith judgment of the Company's Board of Directors, taking into consideration the advice of independent legal counsel of the Company, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of such Board of Directors to the Company's stockholders under applicable law. The Company agrees to submit this Agreement to its stockholders for approval and adoption whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof that this

Agreement is no longer advisable and recommends that the stockholders of the Company reject it and notwithstanding any Takeover Proposal.

                  Section 5.2 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT. (a) The Company and Parent shall promptly prepare, and the Company shall file with the SEC, the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger (other than qualifying to do business in any jurisdiction where it is not now so qualified or to file a general consent to service of process in any jurisdiction), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. The Company and Parent shall use reasonable best efforts to cause their accountants and counsel to deliver necessary or required instruments in connection with the Registration Statement and the Proxy Statement, including opinions, consents and certificates. If, at any time prior to the Effective Time, the Company or Parent shall become aware of any event that is required to be described in an amendment or supplement to the Registration Statement or the Proxy Statement, then such party shall promptly so advise the other. Each of the Company and Parent shall give the other reasonable opportunity to review and comment on any filing (including amendments and supplements) in connection with the Registration Statement or the Proxy Statement before so filed and will provide the other with a copy of each such filing. In addition, each will advise the other of any comments (oral or written) received from the staff of the SEC in connection with the Registration Statement or the Proxy Statement.

                  (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (c) Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter of PriceWaterhouseCoopers, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective (and before the date on which each posteffective amendment to the Registration Statement shall become effective) and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  Section 5.3 ACCESS TO INFORMATION. (a) Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, including those in the Confidentiality Agreement, dated December 15, 2000, between Parent and the Company, relating to information provided by the Company, as amended or supplemented (the "Company Confidentiality Agreement"), the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants).

                  (b) Subject to currently existing contractual and legal restrictions applicable to Parent and any of its Subsidiaries or the Company and any of its Subsidiaries, as the case may be, including those in the Company Confidentiality Agreement and the Confidentiality Agreement, dated March 2001, between the Company and Parent relating to information provided by Parent, as amended or supplemented (together with the Company Confidentiality Agreement, the "Confidentiality Agreements"), each of Parent and the Company shall, and shall cause each of its Significant Subsidiaries to, furnish promptly to the other (A) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (B) all other information concerning its business, properties and personnel as the other may reasonably request.

                  (c) In addition the Company shall provide Parent, as soon as reasonably practicable following the delivery to management, such monthly financial statements and data as are regularly prepared for distribution to Company management, all of which shall be kept confidential pursuant to the supplement dated March 9, 2001 to the Company Confidentiality Agreement.

                  (d) No investigations pursuant to this Section 5.3 shall affect or be deemed to modify any representations or warranties hereunder. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreements.

                  Section 5.4 COMPLIANCE WITH THE SECURITIES ACT.

                  (a) Section 5.4(a) of the Company Letter contains a list identifying all persons who, at the time of the Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and under applicable SEC accounting releases with respect to pooling of interests accounting treatment (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to execute and deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of EXHIBIT 5.4(a) hereto (the "Company Affiliate Letter"). Prior to the Effective Time, the Company shall amend and supplement
Section 5.4(a) of the Company Letter and use its reasonable best efforts to cause each additional person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter.

                  (b) Section 5.4(b) of the Parent Letter contains a list identifying those persons who may be affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of EXHIBIT 5.4(b) hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such persons identified in the foregoing list. Prior to the Effective Time, Parent shall amend and supplement Section 5.4(b) of the Parent Letter and use its reasonable best efforts to cause each additional person who is identified as an affiliate of Parent to execute the Parent Affiliate Letter.

                  Section 5.5 CURRENT NYSE LISTING. Each of Parent and the Company shall use its reasonable best efforts to continue the listing of the Parent Common Stock and the Company Common Stock on the NYSE during the term of this Agreement to the extent necessary so that appraisal rights will not be available to stockholders of the Company under Section 262 of the DGCL.

                  Section 5.6 FEES AND EXPENSES.

                  (a) Except as provided in this Section 5.6 and Section
5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees payable to Governmental Entities (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be shared equally by Parent and the Company.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if (i)(A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1.(d)(i) or 7.1(e) or by Parent pursuant to Section 7.1(b), (B) a Takeover Proposal (or the intent to make a Takeover Proposal), whether or not conditional, was publicly announced or made to the Company or its Board either publicly or privately or to its stockholders generally by a person or entity that, together with its affiliates and controlling persons or entities, has assets of not less than $100 million at any time from and after the date hereof and on or before the date of the event that gave rise to such termination and (C) at any time on or before the first anniversary of any such termination a Third Party Acquisition Event (as defined below) occurs or the Company shall enter into any letter of intent, agreement in principle, definitive acquisition agreement or other similar agreement with respect to a Third Party Acquisition Event or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(f), then, in each case, the Company shall (without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee of $80 million in cash, such payment to be made promptly, but in no event later than, in the case of clause
(i), the closing of such Third Party Acquisition Event or the signing of such agreement, as the case may be, or, in the case of clause (ii), the first day following such termination.

                  (c) All payments under this Section 5.6 shall be made by wire transfer of immediately available U.S. dollar funds to an account designated by Parent.

                  (d) The Company acknowledges that the agreements contained in Section 5.6(b) and (c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to pay any amount when, due pursuant to Sections 5.6(b) and (c) and, in order to obtain such payment, Parent brings a suit or action which results in a judgment against the Company, then the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit or action.

                  As used in this Agreement, a "Third Party Acquisition Event" means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act), other than Parent or Sub, or any affiliate thereof ("Third Party"), acquires more than 25% of the equity securities or voting power of the Company or any of its Significant Subsidiaries, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving the Company or any of its Significant Subsidiaries pursuant to which any Third Party acquires ownership of more than 25% of the outstanding equity securities or voting power of the Company or any of its Significant Subsidiaries or of the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires control of assets of the Company or any of its Significant Subsidiaries (including, for this purpose, outstanding equity securities of Significant Subsidiaries of such party) having a fair market value equal to more than 25% of the fair market value of all the consolidated assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction or series of transactions, or (iv) any transaction or series of transactions pursuant to which any Third Party acquires control of the Board of Directors of the Company or by which nominees of any Third Party are elected or appointed to a majority of the seats on the Board of Directors of the Company.

                  Section 5.7 COMPANY STOCK PLANS. (a) Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to a Company Stock Option Plan shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. After the Effective Time, except as provided above in this Section 5.7, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. The Company shall, if so requested by Parent, use reasonable best efforts to obtain any consents that may be required in connection with implementing the provisions of this Section 5.7 (it being understood that, in connection with any such consents that may be so required, the Company will have satisfied its obligation under this Agreement relating thereto if it has used reasonable best efforts to obtain such consents, whether or not successful) or provide any notice or take any other similar action reasonably requested in connection therewith. As soon as reasonably practicable, and in no event later than ten days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Common Stock subject to such Substitute Options, or shall cause such

Substitute Options to be deemed to be issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form.

                  (b) As of the Effective Time, the right of each nonemployee director of the Company who has elected to receive shares of Company Common Stock pursuant to the deferred stock compensation program maintained by the Company shall become and represent a right to receive the number of shares of Parent Common Stock (decreased to the nearest whole share) determined by multiplying (i) the number of shares of Company Common Stock which would be issuable to such nonemployee director if he or she ceased serving as a director immediately prior to the Effective Time by (ii) the Exchange Ratio. Such shares of Parent Common Stock shall be issued to such nonemployee director as soon as practicable after the Effective Time.

                  Section 5.8 REASONABLE BEST EFFORTS; POOLING OF INTERESTS.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps (subject to clause (c) below, including, in the case of Parent, divesting or holding separate any assets or agreeing to any governmental conditions), as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act), (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) each of Parent and the Company agreeing to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles and (v) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

                  (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with or prevent in any material respect the Merger.

                  (c) Notwithstanding anything herein to the contrary, Parent shall not be obligated (i) to enter into any "hold-separate" agreement or other agreement with respect to the disposition of any assets or businesses of the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries (if such agreements would, individually or in the aggregate, have a material and adverse impact on the business of Parent or the Company or on the benefits that would have otherwise been derived by Parent from the Merger or if such agreement would impose or give rise to any of the conditions of the type described in clause (ii) below with the impact described in clause (ii) below) in order to obtain clearance from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any other antitrust or competition authorities to proceed with the consummation of the transactions contemplated hereby or (ii) to consummate the transactions contemplated hereby in the event that both (A) any consent, approval or authorization of any Governmental Entity obtained or sought to be obtained in connection with this Agreement is conditioned upon the imposition of any restrictions upon (or the making of any accommodation (financial or otherwise) in respect of the transactions contemplated hereby or) the conduct of the business of the Surviving Corporation or of Parent or its Subsidiaries (including any agreement not to compete in any geographic area or line of business) or results, or would result in, the abrogation or diminishment of any authority or license granted by any Governmental Entity and (B) such restrictions, accommodations and abrogations would, individually or in the aggregate, have a material and adverse impact on the business of Parent or the Company or on the benefits that would otherwise have been derived by Parent from the Merger. Parent's exercise of its rights under this paragraph (c) shall not in any way prejudice the rights of Parent under this Agreement in respect of Closing conditions and termination rights.

                  Section 5.9 PUBLIC ANNOUNCEMENTS. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of the NYSE.

                  Section 5.10 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

                  Section 5.11 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                  Section 5.12 INDEMNIFICATION; DIRECTORS AND OFFICERS
INSURANCE.

                  (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors, employees and agents of the Company and of its Subsidiaries to the full extent such persons are currently indemnified by the Company for acts or omissions occurring at or prior to the Effective Time pursuant to the Company Charter, the Company Bylaws and any existing agreements. Without limiting the generality of the foregoing, in the event any person entitled to indemnification under this Section 5.12(a) becomes involved in any claim, action, proceeding or investigation after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, periodically advance to such person his or her reasonable legal and other reasonably incurred expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to such person providing an undertaking to reimburse all amounts so advanced in the event of a final nonappealable determination by a court of competent jurisdiction that such person is not entitled thereto.

                  (b) Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring on or prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles and scope) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that the Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premium paid prior to the date of this Agreement.

                  (c) The provisions of this Section 5.12 are intended for the benefit of, and shall be enforceable by, each person entitled to indemnification under this Section 5.12, his or her heirs and his or her personal representatives.

                  Section 5.13 NOTIFICATION OF CERTAIN MATTERS. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.14 EMPLOYEE BENEFIT PLANS AND AGREEMENTS.

                  (a) From the Effective Time through December 31, 2001,
Parent shall cause the Company and its Subsidiaries to continue to maintain the material benefit plans and programs provided to employees of the Company and its Subsidiaries immediately prior to the Effective Time (excluding any such plans (or any portion of any such plan) providing for equity-related benefits) and subject to the requirements of applicable law; provided, however, that the performance criteria under any such plan or program that provides for performance-based incentive compensation shall be modified or adjusted appropriately to reflect the transactions contemplated by this Agreement and prevent a change in the incentive compensation opportunities thereunder. For a period of not less than six months following December 31, 2001, Parent shall cause to be provided, to employees of the Company or its Subsidiaries as of the Effective Time (including each such person who is on vacation, temporary layoff, approved leave of absence, sick leave or short or long-term disability) (collectively the "Company Employees"), employee benefits (excluding for this purpose equity-related benefits) that are, in the aggregate, at least as favorable as those benefits provided to such Company Employees immediately prior to the Effective Time and such Company Employees shall be eligible to participate in equity plans of Parent on a substantially equivalent basis as similarly situated employees of Parent and its affiliates. Nothing herein shall require the Company or its Subsidiaries to make matching or profit-sharing contributions in Company Common Stock under the Company Retirement Plan. For purposes of vesting, eligibility to participate and benefit accrual (other than accrual under a defined benefit pension plan) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (collectively the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or for newly established plans and programs in which employees of Parent and its Subsidiaries participate and for which prior service of employees of Parent and its Subsidiaries is not taken into account. In addition, without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plans replaces coverage under a comparable Company employee benefit plan or compensation arrangement or agreements in which such Company Employee participated immediately before the Effective Time (collectively the "Old Plans") and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions of such New Plans to be waived for such employee and his or her dependents, unless such conditions would not have been waived under the comparable plans of the Company and its Subsidiaries in which such employee participated or in which such employee would have been eligible to participate immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date of such employee's participation in the corresponding New Plans to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                  (b) Except as otherwise provided by this Section, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular Company Plan or any other particular employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation to offer to continue the employment of any employee (other than as required by the terms of any written employment contract or benefit plan).

                  (c) Parent shall take all reasonable steps to ensure that
(i) the obligations of the Company or the Surviving Corporation to fund the Company's Executive Benefit Trust (the "Rabbi Trust") within seven days after the approval of the Merger by the stockholders of the Company shall be honored, provided that if the Effective Time does not occur within this seven-day period, the Company shall be entitled to fund such obligations, and that (ii) the obligations of the Company or the Surviving Corporation under the Rabbi Trust shall be honored following the Effective Time.

                  (d) From the Closing, Parent shall cause to be honored by the Company, the Surviving Corporation and their Subsidiaries all employment agreements, bonus agreements, severance agreements and any other similar agreements with the persons who are directors, officers and employees of the Company and its Subsidiaries.

                  Section 5.15 SECTION 16(b). The Parent shall use reasonable best efforts to cause, before the Effective Time, any acquisitions of equity securities of Parent (including derivative securities) contemplated by this Agreement by each individual who becomes a director or officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and the Company Bylaws.

                  (b) QUOTATION OF STOCK. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on the NYSE, subject to official notice of issuance.

                  (c) HSR. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (d) AUTHORIZATIONS AND CONSENTS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place) or on the Company, shall have been obtained, shall have been made or shall have occurred.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or Blue Sky authorizations (including State Takeover Approvals) shall have been received.

                  (f) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                  Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) TAX OPINION. The Company shall have received an opinion of its counsel, Sidley & Austin, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and (ii) for U.S. federal income tax purposes, the shareholders of the Company will recognize no gain or loss upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

         In rendering such opinion, Sidley & Austin may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                  (c) CONSENTS. Parent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement by which Parent or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent (assuming the Merger has taken place).

                  Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or Prior to the Effective Time of the following additional conditions:

                  (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) TAX OPINION. Parent shall have received an opinion of its counsel, Cleary, Gottlieb, Steen & Hamilton, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and (ii) for U.S. federal income tax purposes, the shareholders of the Company will recognize no gain or loss upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

         In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                  (c) CONSENTS. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (d) ACCOUNTING. The Company shall have received the written opinion, dated as of the Effective Time, of Arthur Andersen that the Company is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with U.S. generally accepted accounting principles ("GAAP") and applicable published rules and regulations of the SEC. Parent shall have received the written opinion, dated as of the Effective Time, of PriceWaterhouseCoopers that Parent is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with GAAP and applicable published rules and regulations of the SEC, and that the Merger will qualify for pooling of interests accounting. Each of such written opinions will be in form and substance reasonably satisfactory to the Parent.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the
Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply (it being understood (i) that any breach of Section 4.2 or 5.1 shall be considered material for purposes of this Section 7.1(b) and (ii) that a breach of Section 4.2 or the penultimate sentence of Section 5.1 is not capable of cure and therefore the 30-day cure period shall not apply in the case of any such breach);

                  (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

                  (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on the 180th day after the date hereof (provided that if either Parent or the Company determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, such date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond the 270th day after the date hereof if the extending party in good faith believes that such consent, registration, approval, permit or authorization can be obtained by such date); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by Parent or the Company if the stockholders of the Company do not approve and adopt the agreement of merger (within the meaning of Section 251 of the DGCL) contained in this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 4.2, 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Stockholder Meeting; or

                  (f) by Parent if (without regard to whether or not a breach of this Agreement has occurred) (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have adversely qualified, adversely modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so (even if permitted by Section 5.1), (ii) any person (other than Parent or its affiliates) acquires or becomes the beneficial owner of 15% or more of the outstanding shares of Company Common Stock, (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal involving the Company or shall have resolved to do so or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails, within 10 business days of such commencement, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the Confidentiality Agreements and the entirety of Section 5.6, which shall survive the termination);
PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

                  Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger at the Stockholder Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or Sub, to

                               The Interpublic Group of Companies, Inc.
                               1271 Avenue of the Americas
                               New York, New York 10020
                               Attention: General Counsel
                               Facsimile No.:  (212) 399-8119
                       with a copy to:

                               Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                               New York, NY  10024
                               Attention:  Barry M. Fox, William A. Groll and
                                                 Ethan A. Klingsberg
                               Facsimile No.:  (212) 225-3999

                  (b)  if to the Company, to

                               True North Communications Inc.
                               101 East Erie Street
                               Chicago, Illinois 60611
                               Attention:  General Counsel
                               Facsimile No.(312) 425-6589

                       with a copy to:

                               Sidley & Austin
                               Bank One Plaza
                               10 S. Dearborn Street
                               Chicago, Illinois 60603
                               Attention:   Thomas A. Cole and
                                            Imad I. Qasim
                               Facsimile No.: (312) 853-7036

                  Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except as provided in the next sentence, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereto expressly intended the provisions of Section 5.12 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by such provision.

                  Section 8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any transfer in violation of Section 8.7 shall be null and void.

                  Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                                     * * * *

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                 THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                 By:/s/ Nicholas J. Camera
                                    --------------------------------------------
                                      Name:     Nicholas J. Camera
                                      Its:      Senior Vice President, Secretary
                                                and General Counsel

                                 VERITAS ACQUISITION CORP.

                                 By:/s/ Nicholas J. Camera
                                    --------------------------------------------
                                      Name:     Nicholas J. Camera
                                      Its:      Senior Vice President, Secretary
                                                and General Counsel

                                 TRUE NORTH COMMUNICATIONS INC.

                                 By:/s/ David A. Bell
                                    --------------------------------------------
                                      Name:     David A. Bell
                                      Its:      Chairman and Chief Executive
                                                Officer

                                                                  Exhibit 5.4(a)

                  [FORM OF COMPANY AFFILIATE LETTER TO PARENT]
                                     [Date]

[Parent Address]

Dear Sir or Madam:

                  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of [ ], 2001 (together with any amendments thereto, the "MERGER AGREEMENT"), among [________________________], a Delaware corporation ("PARENT"), [_____], a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB") and [________________________], a Delaware corporation (the "COMPANY"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "MERGER"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, as is being furnished pursuant to Section 5.4(a) thereto.

                  I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

                  If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $0.10 per share, of Parent (the "PARENT SHARES") received by me in exchange for any shares of
common stock, par value $.33   per share, of the Company (the "COMPANY SHARES")
pursuant to the Merger may be restricted.

                  I hereby represent, warrant and covenant to Parent that:

                  I will not sell, pledge, transfer or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder;

                  Except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission, I will not (i) sell, pledge, transfer or dispose of, or otherwise reduce my risk relative to, any Company Shares during the 30-day period prior to the Effective Time (as defined in the Merger Agreement) or (ii) sell, pledge, transfer or dispose of, or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies", Section
201.01 47 F.R. 21028 (April 15, 1982)) relative to, any Parent Shares until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

                  I understand that during the period described in the paragraph immediately above, subject to providing written notice to Parent and the other restrictions set forth above, and to the extent permitted under the "pooling of interest" accounting rules and applicable securities laws, I will be permitted to sell up to 10% of the Parent Shares (the "10% Shares") received by me or the Company Shares owned by me or to make charitable contributions or bona fide gifts of the Parent Shares received by me or the Company Shares owned by me, subject to the same restrictions. I agree that I will give Parent not less than five (5) business days notice prior to making any sales, charitable contributions or gifts as contemplated under this paragraph, that I will provide any information reasonably requested by Parent or Parent's accounting firm regarding any such sale, charitable contribution or gift, and that I will refrain from making such sales, charitable contributions or gifts if Parent determines, after consultation with its accounting firm, that such transaction could preclude the Merger from being accounted for as a "pooling of interest." The 10% Shares shall be calculated in accordance with SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76.

                  I hereby acknowledge that Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

                  I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

         "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

                  The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

                  I hereby acknowledge that Parent and its independent public accountants will be relying upon this letter in connection with the determination that the Merger will qualify and be accounted for as a "pooling of interests", and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.

                  By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

                  It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
(iii) the Parent has received either a written opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,



                                          [Name]



Accepted and Agreed:

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
    ------------------------------------
    Name:
    Title:

                                                                  Exhibit 5.4(a)

                    [FORM OF PARENT AFFILIATE LETTER TO PARENT]

                                     [Date]


[Parent]


Dear Sir/Madam:

                  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of [ ], 2001 (together with any amendments thereto, the "MERGER AGREEMENT"), among [_____________________], a Delaware corporation ("PARENT"), [_____], a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB") and [Company], a Delaware corporation (the "COMPANY"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "MERGER"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, as is being furnished pursuant to Section 5.4(b) thereto.

                  I hereby represent, warrant and covenant to the Company that:

                  Except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission, I will not (i) sell, pledge, transfer or dispose of, or otherwise reduce my risk relative to any shares of common stock, par value $.10 per share, of the Parent ("PARENT SHARES") during the 30-day period prior to the Effective Time (as defined in the Merger Agreement) or (ii) sell, pledge, transfer or dispose of, or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies",
Section 201.01 47 F.R. 21028 (April 15, 1982)) relative to, any Parent Shares until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

                  The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

                  I hereby acknowledge that the Parent and its independent public accountants will be relying upon this letter in connection with the determination that the Merger will qualify and be accounted for as a "pooling of interests", and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of Parent Shares.

                                             Very truly yours,



                                             [Name]



Accepted and Agreed:

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
    -------------------------------------
    Name:
    Title: